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                                                                    Exhibit 23.1

                        [Price Waterhouse LLP Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-36928, 33-44215, 33-46310, 33-63350, 33-69034, 33-51443, 33-52517, 33-57049 and
33-64449) and in the Registration Statements on Form S-8 (Nos. 33-10621, 33-21756, 33-34288, 33-48858 and 33-54233) of United Asset Management
Corporation of our report dated August 29, 1996 included in this Form 8-K.


/s/ Price Waterhouse LLP
- ---------------------------
Price Waterhouse LLP
Boston, Massachusetts

August 29, 1996